Exhibit 99.1

KMG Chemicals, Inc. 9555 W. Sam Houston Parkway South Suite 600 Houston, TX 77099 USA

KMG Reports Second Quarter 2015 Financial Results

HOUSTON, Texas—(BUSINESS WIRE)—March 12, 2015—KMG Chemicals, Inc. (NYSE: KMG), a global provider of specialty chemicals to select markets, today announced financial results for the fiscal 2015 second quarter ended January 31, 2015.

2015 Second Quarter Financial Highlights

•	Consolidated net sales were $79.8 million, a 5% decrease from last year’s second quarter. Sales declined due to reduced creosote volume and the divestiture of the creosote business in January.
•	Adjusted EBITDA[1] increased to $9.0 million, up 50% from $6.0 million in last year’s second quarter.
•	Adjusted diluted earnings per share[2] was $0.30 vs. $0.12 per share reported in the prior year’s second quarter.
•	GAAP EPS was $0.47 vs. ($0.24) per share in the second quarter of fiscal 2014.
•

Long-term debt balance at quarter end was $39 million, down from $56 million in the first quarter of fiscal 2015. During the second quarter, the company used cash proceeds (net of taxes) from the sale of the creosote distribution business plus cash generated from operations to reduce debt.

Chris Fraser, KMG chairman and chief executive officer, said, “KMG had a very solid second quarter, and we continued to make significant progress financially, operationally and strategically. We reported strong growth in adjusted EBITDA and adjusted EPS, driven by increased volume in our Electronic Chemicals business and improved margins that reflect benefits from the consolidation of our global manufacturing operations and our efforts to enhance our market positioning. As a result, we have increased our fiscal 2015 adjusted EBITDA guidance.

“In January we divested our creosote assets, realizing significant value for a business that was no longer central to our growth strategy. Our penta business remains an important part of our company and a significant contributor to our overall cash flows.”

Mr. Fraser concluded, “The consolidation and realignment of our global manufacturing operations continues to progress. In January, we ceased operations at the Bay Point, California site and began the transition of our hydrofluoric acid operations to our state-of-the-art facility in Pueblo, Colorado. These strategic initiatives will improve our manufacturing efficiency and raise our overall quality offering to our global semiconductor customers.”

[1]	Non-U.S. GAAP measure. See Table 1 for reconciliation.
[2]	Non-U.S. GAAP measure. See Table 2 for reconciliation.
Phone: 713-600-3800 ● Fax: 713-600-3850 www.kmgchemicals.com ● NYSE: KMG

Second quarter results

Dollars in thousands, except EPS	Fiscal 2015		Fiscal 2014
	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Net sales	$79,762	$79,762	$84,253	$84,253
Operating income (loss)	5,826	3,167	2,588	(1,603)
Operating margin	7.3%	4.0%	3.1%	(1.9)%
Net income (loss)	3,526	5,490	1,396	(2,744)
Diluted earnings per share	$0.30	$0.47	$0.12	$(0.24)

Business segment results

Electronic Chemicals

Second quarter results

Dollars in thousands	Fiscal 2015	Fiscal 2014
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Net sales	$66,595	$61,428	$61,428
Operating income	5,570	3,155	2,995
Operating margin	8.4%	5.1%	4.9%

For the second fiscal quarter, the Electronic Chemicals segment reported:

•

Sales of $66.6 million, up 8.4% from $61.4 million in the same period a year ago. The increase reflects higher sales volume for high purity process chemicals in North America and Asia, partially offset by weakness in Europe. Electronic Chemicals sales represented approximately 83% of consolidated second quarter sales.

•	Adjusted EBITDA[3] of $8.7 million, compared to $6.4 million last year.
•

GAAP operating income of $5.6 million vs. $3.0 million in the same period of fiscal 2014. Operating income improved due to increased sales volume, as well as benefits from the restructuring of our North American electronic chemicals operations.

[3]	Non-U.S. GAAP measure. See Table 1 for reconciliation.

Main: 713-600-3800 ● Fax: 713-600-3850 www.kmgchemicals.com ● NYSE: KMG 2

Wood Treating Chemicals

Second quarter results

Dollars in thousands	Fiscal 2015 As Reported (GAAP)	Fiscal 2014 As Reported (GAAP)
Net sales	$13,136	$22,795
Operating income	1,595	1,111
Operating margin	12.1%	4.9%

For the second fiscal quarter, the Wood Treating Chemicals segment reported:

•

Sales of $13.1 million, versus $22.8 million in the same period a year ago. The sales decline reflects reduced creosote sales and the divestiture of the creosote product line during the quarter. Wood Treating Chemicals sales represented approximately 17% of consolidated second quarter sales.

•	EBITDA[4] of $1.6 million, up from $1.2 million last year.
•

Operating income of $1.6 million, or 12.1% of sales, compared to $1.1 million, or 4.9% of sales, last year. The increase in operating income and margin was due to lower supply chain costs and a more favorable product mix.

Outlook

•

Fiscal 2015 consolidated net sales are forecast to be $315-325 million, compared with consolidated net sales of $353 million in fiscal 2014. The projected decline in fiscal 2015 sales reflects decreased sales in the Wood Treating Chemicals segment primarily due to the divestiture of the creosote product line, partially offset by growth in the Electronic Chemicals segment.

•

We increase our fiscal 2015 adjusted EBITDA forecast to $34-36 million, from $32-35 million previously. The increase in our adjusted EBITDA forecast reflects strong performance within the Electronic Chemicals segment.

•

Fiscal 2015 depreciation and amortization expense is forecast to be approximately $14 million, excluding restructuring and realignment charges, compared to the prior forecast of approximately $16 million.

•

Fiscal 2015 capital expenditures are forecast to be approximately $16 million, compared to the prior forecast of $14-16 million. Capital expenditures include expenses related to our ERP system implementation and UPC integration.

[4]	Non-U.S. GAAP measure. See Table 1 for reconciliation.

Main: 713-600-3800 ● Fax: 713-600-3850 www.kmgchemicals.com ● NYSE: KMG 3

Conference call

Date: Thursday, March 12, 2015

Time: 5:00 p.m. ET

Dial in: 866-271-5140 or 617-213-8893

Participant passcode: 19183260

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 9:00 p.m. ET on March 12, 2015. To access the call, dial 888-286-8010 or 617-801-6888 using participant passcode 32960606.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. Its current operations are focused on the electronic and industrial wood treatment chemical markets. For more information, visit the Company's website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Main: 713-600-3800 ● Fax: 713-600-3850 www.kmgchemicals.com ● NYSE: KMG 4

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
Net sales	$79,762	$84,253	$170,541	$177,813
Cost of sales	51,207	59,063	114,395	127,056
Gross profit	28,555	25,190	56,146	50,757
Distribution expenses	13,022	12,892	26,021	25,004
Selling, general and administrative expenses	9,707	9,870	18,907	20,270
Restructuring charges	296	4,031	873	4,031
Realignment charges	2,363	—	4,359	—
Operating income (loss)	3,167	(1,603)	5,986	1,452
Other income (expense)
Interest expense, net	(184)	(661)	(987)	(1,324)
Gain on sale of creosote distribution business	5,682	—	5,682	—
Other, net	(131)	(120)	(159)	(435)
Total other income (expense), net	5,367	(781)	4,536	(1,759)
Income/(loss) before income taxes	8,534	(2,384)	10,522	(307)
Provision for income taxes	(3,044)	(360)	(3,847)	(1,085)
Net income/(loss)	$5,490	$(2,744)	$6,675	$(1,392)
Earnings (loss) per share:
Net income per common share basic	$0.47	$(0.24)	$0.57	$(0.12)
Net income per common share diluted	$0.47	$(0.24)	$0.57	$(0.12)
Weighted average shares outstanding:
Basic	11,669	11,613	11,664	11,594
Diluted	11,759	11,613	11,728	11,594

Main: 713-600-3800 ● Fax: 713-600-3850 www.kmgchemicals.com ● NYSE: KMG 5

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	January 31, 2015	July 31, 2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$10,490	$19,252
Accounts receivable
Trade, net of allowances of $246 at January 31, 2015 and $272 at July 31, 2014	37,202	40,176
Other	2,446	1,904
Inventories, net	40,491	45,268
Current deferred tax assets	1,353	1,577
Prepaid expenses and other	2,282	3,476
Assets held for sale	2,445	―
Total current assets	96,709	111,653

Property, plant and equipment, net	80,936	92,450
Deferred tax assets	442	442
Goodwill	11,101	12,595
Intangible assets, net	21,117	28,353
Restricted cash	1,000	1,000
Other assets, net	4,815	4,365
Total assets	$216,120	$250,858

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$28,897	$36,690
Accrued liabilities	17,536	16,986
Employee incentive accrual	2,991	4,575
Total current liabilities	49,424	58,251

Long-term debt	39,000	60,000
Deferred tax liabilities	7,839	9,881
Other long-term liabilities	1,949	2,520
Total liabilities	98,212	130,652

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	―	―
Common stock, $.01 par value, 40,000,000 shares authorized, 11,670,329 shares issued and outstanding at January 31, 2015 and 11,649,001 shares issued and outstanding at July 31, 2014	116	116
Additional paid-in capital	30,015	28,886
Accumulated other comprehensive income/(loss)	(8,757)	645
Retained earnings	96,534	90,559
Total stockholders’ equity	117,908	120,206
Total liabilities and stockholders’ equity	$216,120	$250,858

Main: 713-600-3800 ● Fax: 713-600-3850 www.kmgchemicals.com ● NYSE: KMG 6

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Six Months Ended January 31,
	2015	2014
Cash flows from operating activities
Net income	$6,675	$(1,392)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,767	7,011
Non-cash restructuring charges	4,930	771
Amortization of loan costs included in interest expense	69	30
Stock-based compensation expense	1,138	1,434
Bad debt expense	—	130
Allowance for excess and obsolete inventory	431	38
Loss on disposal of property	—	63
Gain on sale of creosote distribution business	(5,682)	—
Deferred income taxes	(2,272)	940
Tax benefit from stock-based awards	(9)	(328)
Changes in operating assets and liabilities
Accounts receivable — trade	1,057	2,578
Accounts receivable — other	(615)	140
Inventories	(319)	1,733
Other current and noncurrent assets	276	1,812
Accounts payable	(6,357)	(5,817)
Accrued liabilities and other	367	2,633
Net cash provided by operating activities	6,456	11,776

Cash flows from investing activities
Additions to property, plant and equipment	(7,036)	(5,307)
Disposals of property, plant and equipment	91	17
Proceeds from sale of creosote product distribution business	15,062	—
Net cash used in investing activities	8,117	(5,290)

Cash flows from financing activities
Net payments under revolving credit agreement	(41,100)	(6,000)
Principal payments on term loan	(20,000)	—
Borrowings under new credit facility	59,100	—
Payments under new credit facility	(19,000)	—
Tax benefit from stock-based awards	9	328
Payment of dividends	(700)	(695)
Net cash used in financing activities	(21,691)	(6,367)

Effect of exchange rate changes on cash	(1,644)	892

Net increase (decrease) in cash and cash equivalents	(8,762)	1,011

Cash and cash equivalents at beginning of period	19,252	13,949
Cash and cash equivalents at end of period	$10,490	$14,960

Main: 713-600-3800 ● Fax: 713-600-3850 www.kmgchemicals.com ● NYSE: KMG 7

Reconciliation of non-GAAP financial measures to GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. To provide for more accurate comparisons of the company’s operating performance, KMG’s non-GAAP financial measures exclude from current results: the gain on the sale of the creosote business; expenses related to the integration of the UPC business; restructuring and realignment of the Electronic Chemicals business; and CEO transition expenses. KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	Electronic	Wood Treating
Second Quarter Fiscal 2015	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$5,570	$1,595	$(3,998)	$3,167
Other income (expense)	(3)	(43)	(85)	(131)
Depreciation and amortization	3,126	97	2,455	5,678
EBITDA	8,693	1,649	(1,628)	8,714

Restructuring charges*	—	—	69	69
Realignment charges*	—	—	248	248
Adjusted EBITDA	$8,693	$1,649	$(1,311)	$9,031

* Excludes depreciation

Six Months Ended January 31, 2015	Electronic Chemicals	Wood Treating Chemicals	Corporate	Total
Operating Income (Loss)	$9,691	$4,180	$(7,885)	$5,986
Other income (expense)	117	(53)	(223)	(159)
Depreciation and amortization	6,328	193	5,176	11,697
EBITDA	16,136	4,320	(2,932)	17,524

Restructuring charges*	—	—	15	15
Realignment charges*	—	—	286	286
Adjusted EBITDA	$16,136	$4,320	$(2,631)	$17,825

* Excludes depreciation

Main: 713-600-3800 ● Fax: 713-600-3850 www.kmgchemicals.com ● NYSE: KMG 8

(Table 1 continued)

Second Quarter Fiscal 2014	Electronic Chemicals	Wood Treating Chemicals	Corporate	Total
Operating Income (Loss)	$2,995	$1,111	$(5,709)	$(1,603)
Other income (expense)	(55)	(10)	(55)	(120)
Depreciation and amortization	3,345	98	875	4,318
EBITDA	6,285	1,199	(4,889)	2,595

Integration expenses	160	—	—	160
Restructuring charges*	—	—	3,260	3,260
Adjusted EBITDA	$6,445	$1,199	$(1,629)	$6,015

* Excludes depreciation

Six Months Ended January 31, 2014	Electronic Chemicals	Wood Treating Chemicals	Corporate	Total
Operating Income (Loss)	$6,333	$3,616	$(8,497)	$1,452
Other income (expense)	(304)	(31)	(100)	(435)
Depreciation and amortization	6,592	196	994	7,782
EBITDA	12,621	3,781	(7,603)	8,799

Integration expenses	660	—	—	660
CEO transition costs	—	—	1,280	1,280
Restructuring charges*	—	—	3,260	3,260
Adjusted EBITDA	$13,281	$3,781	$(3,063)	$13,999

* Excludes depreciation

Main: 713-600-3800 ● Fax: 713-600-3850 www.kmgchemicals.com ● NYSE: KMG 9

Table 2

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Second Quarter Fiscal 2015

Dollars in thousands, except EPS	KMG Chemicals, Inc.
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$5,826	7.3%	$3,526	$0.30
Restructuring charges	(296)	(0.4)%	(193)	(0.01)
Realignment charges	(2,363)	(2.9)%	(1,536)	(0.13)
Gain on sale of creosote business	—	0.0%	3,693	0.31
GAAP measure	$3,167	4.0%	$5,490	$0.47

Six Months Ended January 31, 2015

Dollars in thousands, except EPS	KMG Chemicals, Inc.
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$11,218	6.6%	$6,383	$0.54
Restructuring charges	(873)	(0.5)%	(568)	(0.04)
Realignment charges	(4,359)	(2.6)%	(2,833)	(0.24)
Gain on sale of creosote business	—	0.0%	3,693	0.31
GAAP measure	$5,986	3.5%	$6,675	$0.57

Second Quarter Fiscal 2014

Dollars in thousands, except EPS	KMG Chemicals, Inc.
	Operating		Net	Diluted Earnings
	Income	Margin	Income	(Loss) Per Share
Non-GAAP measure	$2,588	3.1%	$1,396	$0.12
Restructuring charges	(4,031)	(4.8)%	(2,624)	$(0.23)
Restructuring income tax expense	—	0.0%	(1,412)	$(0.12)
Integration expenses	(160)	(0.2)%	(104)	$(0.01)
GAAP measure	$(1,603)	(1.9)%	$(2,744)	$(0.24)

	Electronic Chemicals		Wood Treating Chemicals
	Operating		Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$3,155	5.1%	$1,111	4.9%
Integration expenses	(160)	(0.2)%	—	0.0%
GAAP measure	$2,995	4.9%	$1,111	4.9%

Main: 713-600-3800 ● Fax: 713-600-3850 www.kmgchemicals.com ● NYSE: KMG 10

(Table 2 continued)

Six Months Ended January 31, 2014

Dollars in thousands, except EPS	KMG Chemicals, Inc.
	Operating		Net	Diluted Earnings
	Income	Margin	Income (Loss)	(Loss) Per Share
Non-GAAP measure	$7,423	4.2%	$3,907	$0.34
Restructuring charges	(4,031)	(2.3)%	(2,624)	(0.23)
Restructuring income tax expense	—	—	(1,412)	(0.12)
Integration expenses	(660)	(0.4)%	(430)	(0.04)
CEO transition costs	(1,280)	(0.7)%	(833)	(0.07)
GAAP measure	$1,452	0.8%	$(1,392)	$(0.12)

	Electronic Chemicals		Wood Treating Chemicals
	Operating		Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$6,993	5.5%	$3,616	7.0%
Integration expenses	(660)	(0.5)%	—	0.0%
GAAP measure	$6,333	5.0%	$3,616	7.0%

KMG Chemicals, Inc.

Eric Glover, 713-600-3865

Investor Relations Manager

eglover@kmgchemicals.com

Main: 713-600-3800 ● Fax: 713-600-3850 www.kmgchemicals.com ● NYSE: KMG 11